Exhibit 99.1

Bristow Group Announces Closing of $500 Million Senior Secured Notes Offering and Extension of ABL Facility

HOUSTON, Jan. 26, 2026 — Bristow Group Inc. (NYSE: VTOL) (the “Company” or “Bristow”) announced today the closing of its private offering of $500 million aggregate principal amount of 6.750% senior secured notes due 2033 (the “notes”) and the amendment and extension of its asset-based revolving credit facility (the “ABL Facility”) until 2031. The notes were issued under an indenture, dated January 26, 2026, among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

“We are very pleased to complete this important financing, which strengthens Bristow’s financial position and provides greater strategic and operational flexibility,” said Chris Bradshaw, President and Chief Executive Officer of Bristow. “With the successful offering of our new senior secured notes and the extension of our ABL facility, Bristow benefits from an extended maturity profile and strong liquidity position.”

The Company used a portion of the net proceeds from the offering of the notes to fund the previously announced satisfaction and discharge of its outstanding 6.875% Senior Secured Notes due 2028 with an aggregate principal amount of approximately $397 million outstanding as of September 30, 2025 (the “2028 Notes”). As a result (and at the time) of such deposit, the indenture governing the 2028 Notes was satisfied and discharged in accordance with its terms with respect to the 2028 Notes, and the liens securing the 2028 Notes were released. The Company intends to use the remaining net proceeds from the offering for general corporate purposes.

The notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The offer and sale of the notes and the related subsidiary guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, nor shall there be any sale of the notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

On January 26, 2026, the Company entered into an amendment and restatement of the ABL Facility. The amendment, among other things, extends the maturity of the ABL Facility to 2031, reduces the total commitments under the ABL Facility from $85 million to $70 million and includes the ability to increase the total commitments up to a maximum aggregate amount of $105 million.

About Bristow Group

Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed-wing transportation, unmanned systems and ad hoc helicopter services. Our business is comprised of three operating segments: Offshore Energy Services, Government Services and Other Services. Our energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed-wing transportation services through a regional airline in Australia and dry-leasing aircraft to third-party operators in support of other industries and geographic markets.

Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, Ireland, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the United Kingdom and the United States.

Forward-Looking Statements Disclosure

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes,” “belief,” “forecasts,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “would,” “could,” “should” or other similar words; however, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Without limiting the generality of the foregoing, such forward-looking statements include statements regarding the use of proceeds from the offering. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission. Accordingly, you should not put undue reliance on any forward-looking statements.

All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

Investors

Bristow Group Inc.

Jennifer Whalen

InvestorRelations@bristowgroup.com

Media

Bristow Group Inc.

global.communications@bristowgroup.com